UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Retirement Benefits Policy for Employees
Retirement Benefits Policy for Non-Employee Directors

Item 1.01. Entry into Material Definitive Agreement.
          The Compensation and Corporate Governance Committee (the “Committee”) of the Board of Directors of Encysive Pharmaceuticals Inc. (the “Company”) has adopted a Retirement Benefits Policy for Employees (the “Employee Retirement Policy”) and a Retirement Benefits Policy for Non-Employee Directors (the “Director Retirement Policy”). The Committee has the authority to determine eligibility pursuant to each policy and has the full discretion to administer, make exception to and grant benefits under each policy.
          To be eligible to participate in the Employee Retirement Policy, upon an employee’s retirement from the Company, (i) such employee shall be at least 55 years old, (ii) such employee shall have served as an employee of the Company for at least 5 years since the date of employment and (iii) the sum of such employee’s age and years of service as an employee of the Company shall be at least 65.
          The Employee Retirement Policy provides the following benefits to an eligible employee upon such employee’s retirement from the Company:
•	If such employee shall have served as an employee of the Company for at least 5 years but less than 10 years, all stock options or shares of restricted Company common stock held by such employee on such employee’s date of retirement that are not fully vested on such date, but that would have vested in the twelve-month period following such date, will be fully vested. All remaining unvested stock options or shares of restricted Company common stock held by such employee will expire or be forfeited, respectively, pursuant to the terms of the Company’s stock incentive plan under which they were granted.
•	If such employee shall have served as an employee of the Company for at least 10 years, all stock options or shares of restricted Company common stock held by such employee on such employee’s date of retirement that are not fully vested on such date will be fully vested.
•	If such employee shall have served as an employee of the Company for at least 5 years, such employee will receive a payment for all unused vacation time up to a maximum of 4 weeks.
          To be eligible to participate in the Director Retirement Policy, upon a non-employee director’s retirement from the Company’s Board of Directors, (i) such director shall be at least 55 years old, (ii) such director shall have served as a director of the Company for at least 5 years since his or her date of election to the Company’s Board of Directors and (iii) the sum of such director’s age and years of service as a director of the Company shall be at least 65.
          The Director Retirement Policy provides the following benefits to an eligible non-employee director upon such director’s retirement from the Company’s Board of Directors:
•	If such director shall have served as a director of the Company for at least 5 years but less than 10 years, all stock options or shares of restricted Company common stock held by such director on such director’s date of retirement that are not fully vested on such date, but that would have vested in the twelve-month period following such date, will be fully vested. All remaining unvested stock options or shares of restricted Company common stock held by such director will expire or be forfeited, respectively, pursuant to the terms of the Company’s stock incentive plan under which they were granted.
•	If such director shall have served as a director of the Company for at least 10 years, all stock options or shares of restricted Company common stock held by such director on such director’s date of retirement that are not fully vested on such date will be fully vested.

          The foregoing descriptions of the Employee Retirement Policy and Director Retirement Policy are qualified in their entirety by reference to the Employee Retirement Policy and Director Retirement Policy, which are incorporated herein by reference and attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1 Retirement Benefits Policy for Employees

10.2 Retirement Benefits Policy for Non-Employee Directors
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC.
(Registrant)

Date: January 31, 2006
/s/ Stephen L. Mueller

Stephen L. Mueller
Vice President, Finance and Administration
Secretary and Treasurer

EXHIBIT INDEX
Exhibits.
10.1   Retirement Benefits Policy for Employees
10.2   Retirement Benefits Policy for Non-Employee Directors